Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

HearUSA, Inc.

West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 5, 2007, relating to the consolidated financial statements and schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman

BDO Seidman, LLP

West Palm Beach, Florida

June 27, 2007